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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EnerNOC, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 8, 2008

Dear Stockholder,

        You are cordially invited to attend the 2008 annual meeting of stockholders of EnerNOC, Inc. to be held at 4:00 p.m. EST on Friday, May 9, 2008 at Metro Meeting Centers—Boston, located at 101 Federal Street, 4th Floor, Boston, Massachusetts 02110. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

        At the annual meeting, one person will be elected to our board of directors. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

                        Sincerely,

                        Timothy G. Healy
                         Chairman of the Board and Chief Executive Officer

ENERNOC, INC.
75 FEDERAL STREET, SUITE 300
BOSTON, MASSACHUSETTS 02110
(617) 224-9900

April 8, 2008

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME:  4:00 p.m.

DATE:  May 9, 2008

PLACE:  Metro Meeting Centers—Boston, 101 Federal Street, 4th Floor, Boston, Massachusetts 02110

PURPOSES:

1.
To elect one director to serve a three-year term expiring in 2011.

2.
To ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.
To transact such other business that is properly presented at the meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

        You may vote if you were the record owner of EnerNOC, Inc. common stock at the close of business on March 17, 2008. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting at our principal executive offices located at 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

        All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David M. Samuels
                       Secretary

ENERNOC, INC.
75 FEDERAL STREET, SUITE 300
BOSTON, MASSACHUSETTS 02110
(617) 224-9900

PROXY STATEMENT FOR THE ENERNOC, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 9, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because EnerNOC, Inc.'s board of directors is soliciting your proxy to vote at the 2008 annual meeting of stockholders and any adjournments or postponements of the meeting to be held at 4:00 p.m. on Friday, May 9, 2008 at Metro Meeting Centers—Boston, located at 101 Federal Street, 4th Floor, Boston, Massachusetts 02110. This proxy statement, along with the accompanying notice of annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

        On April 8, 2008, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2007 annual report, which includes our financial statements for the fiscal year ended December 31, 2007. You can also find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on the Internet through the electronic data system of the Securities and Exchange Commission, or the SEC, called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.enernoc.com.

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on March 17, 2008 are entitled to vote at the annual meeting. On this record date, there were 19,496,939 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

  •
  By Internet or by telephone.  Follow the instructions attached to the proxy card to vote by Internet or telephone.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By Internet or by telephone.  Follow the instructions you receive from your broker to vote by Internet or telephone.

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The board of directors recommends that you vote as follows:

  •
  "FOR" the election of the one nominee for director; and

  •
  "FOR" ratification of the selection of the independent registered public accounting firm for our fiscal year ending December 31, 2008.

        If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

  •
  notifying EnerNOC's Secretary in writing before the annual meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?"

        If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Director
The nominee for director who receives the most votes (also known as a "plurality" of the votes cast) will be elected. Abstentions are not counted for purposes of electing the director. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name for the election of the director. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of the independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008, our audit committee of our board of directors will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, American Stock Transfer and Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

        The annual meeting will be held at 4:00 p.m. on Friday, May 9, 2008 at Metro Meeting Centers—Boston, located at 101 Federal Street, 4th Floor, Boston, Massachusetts 02110. When you arrive at the annual meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 29, 2008 for (a) the executive officers named in the Summary Compensation Table on page 26 of this proxy statement, (b) each of our directors and the director nominee, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 29, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 19,472,332 shares of common stock outstanding on February 29, 2008.

        The address for the directors and executive officers set forth below is c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

	Shares Beneficially Owned
Name and Address
	Number	Percent
Directors and Executive Officers
Timothy G. Healy(1)	930,228	4.8%
David B. Brewster(2)	1,323,270	6.7%
David M. Samuels(3)	185,971	1.0%
Neal C. Isaacson(4)	134,271	*
Gregg Dixon(5)	134,916	*
Richard Dieter(6)	14,155	*
TJ Glauthier(7)	28,309	*
Adam Grosser(8)	2,757,470	14.2%
William D. Lese(9)	1,314,726	6.8%
All directors and current executive officers as a group (10 persons)(10)	6,838,316	34.5%
Five Percent Stockholders
Funds affiliated with Foundation Capital Management Co., IV, LLC(11) 70 Willow Road, Suite 200 Menlo Park, California 94025	2,757,470	14.2%
Funds affiliated with Draper Fisher Jurvetson(12) 2882 Sand Hill Road Suite 150 Menlo Park, California 94025	2,084,240	10.7%
Braemar Energy Ventures, LP(13) 340 Madison Avenue 18th Floor New York, New York 10017	1,314,726	6.8%

Draper Fisher Jurvetson New England Fund I (SBIC), L.P.(14) One Broadway 14th Floor Cambridge, Massachusetts 02142	1,011,828	5.2%
FMR LLC and affiliates(15) 82 Devonshire Street Boston, Massachusetts 02109	1,086,878	5.6%

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Consists of 540,293 shares of common stock and options to purchase 107,367 shares of common stock which are or will be immediately exercisable within 60 days of February 29, 2008 held by Mr. Healy, our Chairman of the Board and Chief Executive Officer, and 282,568 shares of common stock held by various family members of Mr. Healy and in trusts and custodianships established by Mr. Healy. Mr. Healy holds sole voting and investment power with respect to 748,840 shares of common stock. Mr. Healy disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(2)
Consists of 1,181,457 shares of common stock and options to purchase 133,320 shares of common stock which are or will be immediately exercisable within 60 days of February 29, 2008 held by Mr. Brewster, our President and a member of our board of directors, and 8,493 shares of common stock held by various family members of Mr. Brewster. Mr. Brewster holds sole voting and investment power with respect to 1,248,322 shares of common stock. Mr. Brewster disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(3)
Consists of 184,343 shares of common stock and options to purchase 1,628 shares of common stock which are or will be immediately exercisable within 60 days of February 29, 2008 held by Mr. Samuels, our Executive Vice President.

(4)
Consists of 117,600 shares of common stock and options to purchase 15,571 shares of common stock which are or will be immediately exercisable within 60 days of February 29, 2008 held by Mr. Isaacson, our Chief Financial Officer, and 1,100 shares of common stock held by various family members of Mr. Isaacson. Mr. Isaacson disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(5)
Consists of 83,957 shares of common stock and options to purchase 50,259 shares of common stock which are or will be immediately exercisable within 60 days of February 29, 2008 held by Mr. Dixon, our Senior Vice President of Sales and Business Development, and 700 shares of common stock held by Mr. Dixon's wife. Mr. Dixon disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(6)
Consists of options to purchase 14,155 shares of common stock held by Mr. Dieter which are immediately exercisable.

(7)
Consists of options to purchase 8,493 shares of common stock held by Mr. Glauthier which are immediately exercisable and 19,816 shares of common stock held by a trust of which Mr. Glauthier and members of his family are trustees. Mr. Glauthier disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(8)
Consists of the shares described in footnote 11 below. Mr. Grosser disclaims beneficial ownership of the shares owned by the Foundation Funds except to the extent of his pecuniary interest therein.

(9)
Consists of the shares described in footnote 13 below. Mr. Lese disclaims beneficial ownership of the shares owned by Braemar Energy Ventures, L.P. except to the extent of his pecuniary interest therein.

(10)
See footnotes (1) through (9). Includes 15,000 shares of common stock held by Darren Brady, our Chief Operating Officer and Senior Vice President.

(11)
Includes 2,713,021 shares of common stock held by Foundation Capital IV, L.P., 23,022 shares of common stock held by Foundation Capital IV Principals Fund, LLC, and 21,427 shares of common stock held by FC IV Active Advisors, LLC. The voting and disposition of the shares held by Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC and FC IV Active Advisors, LLC is determined by the managers of Foundation Capital Management Co. IV, LLC, which is the manager of each of the Foundation funds. Adam Grosser, a member of our board of directors, is a manager of Foundation Capital Management Co. IV, LLC and shares voting and dispositive power over these shares with the other managers of Foundation Capital Management Co. IV, LLC: William Elmore, Kathryn Gould, Paul Holland, Paul Koontz, Michael Shuh and Warren Weiss. Mr. Grosser disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)
Includes 1,910,325 shares of common stock held by Draper Fisher Jurvetson Fund VI, L.P., 53,408 shares of common stock held by Draper Fisher Jurvetson Partners VI, LLC, and 120,507 shares of common stock held by Draper Associates, L.P. Tim Draper, John Fisher, and Steve Jurvetson are the managing directors of Draper Fisher Jurvetson Management Co. VI, LLC, which is the general partner of Draper Fisher Jurvetson Fund VI, L.P. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Draper Fisher Jurvetson Fund VI, L.P. Messrs. Draper, Fisher, and Jurvetson are also the managing members of Draper Fisher Jurvetson Partners VI, LLC. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Draper Fisher Jurvetson Partners VI, LLC. Mr. Draper is the President of Draper Associates, Inc., which is the general partner of Draper Associates, L.P. In this capacity, Mr. Draper has sole voting and investment power over the shares owned by this entity. Messrs. Draper, Fisher, and Jurvetson disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests therein.

(13)
The voting and disposition of the shares held by Braemar Energy Ventures, L.P. is determined by the investment committee of Braemar Partners, LLC, which is the general partner of Braemar Power and Communications Management, L.P., which in turn is the general partner of Braemar Energy Ventures, L.P. William D. Lese, a member of our board of directors, is a managing member of and a member of the investment committee of Braemar Partners, LLC and shares voting and dispositive power over these shares with the other members of the investment committee. Mr. Lese disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14)
The voting and disposition of the shares held by Draper Fisher Jurvetson New England Fund I (SBIC), L.P. is determined by the investment committee of Draper Fisher Jurvetson New England Fund I (SBIC), LLC, which is the general partner of Draper Fisher Jurvetson New England Fund I (SBIC), L.P. Scott M. Johnson, a former member of our board of directors, John Fisher, Todd Hixon and Timothy Rowe are members of the investment committee of Draper Fisher Jurvetson New England Fund I (SBIC), L.P. and share voting and dispositive power over these shares. Messrs. Johnson, Fisher, Hixon and Rowe disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(15)
This information is taken from a Schedule 13G filed on February 14, 2008 by FMR LLC jointly with its affiliates, Edward C. Johnson III and Fidelity Management & Research Company and is as of December 31, 2007. Of the 1,086,878 shares of our common stock deemed beneficially owned, FMR LLC reports sole voting power as to 459,168 shares and sole dispositive power as to all 1,086,878 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 1,086,878 shares of our common stock deemed beneficially owned. No one person's interest in our common stock is more than five percent of the total outstanding common stock.

PROPOSAL ONE—ELECTION OF DIRECTOR

        Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six members, classified into three classes as follows: (I) Adam Grosser and William Lese constitute a class with a term ending at the 2008 annual meeting; (II) Richard Dieter and TJ Glauthier constitute a class with a term ending at the 2009 annual meeting; and (III) David Brewster and Timothy Healy constitute a class with a term ending at the 2010 annual meeting.

        Our board of directors, upon the recommendation of the nominating and governance committee, has voted to nominate Adam Grosser for election to the board of directors as a class I director at the annual meeting for a term of three years to serve until the 2011 annual meeting of stockholders, and until his successor has been elected and qualified or until his earlier death, resignation, retirement or removal. William Lese, who has successfully served as a class I director and whose term will expire on the date of our 2008 annual meeting, has not been nominated for re-election at the annual meeting. Therefore, on March 28, 2008, our board of directors fixed the number of directors constituting our board of directors at five, effective as of the date of our 2008 annual meeting.

        The nominee has indicated his willingness to continue to serve if elected. However, if the director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that the nominee will be unable or unwilling to serve if elected. Shares represented by all proxies received by the board of directors and not marked as withholding authority to vote for the nominated class I director nominee will be voted FOR the election of the class I director nominee, unless the nominee is unable or unwilling to serve. The affirmative vote of a plurality of the shares present, in person or by proxy, and voted on the election of the director is required to elect the nominee to the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE NOMINEE LISTED BELOW

        The following table sets forth the nominee to be elected at the annual meeting and continuing directors and, for each director whose term of office will extend beyond the annual meeting, the year such nominee or director was first elected as a director, the positions currently held by the nominee and each director with us, the year each nominee's or director's current term will expire and the current class of director of each nominee and each director.

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominee for Class I Director:
Adam Grosser 2005	Director	2008	I
Continuing Directors:
Richard Dieter 2007	Director	2009	II
TJ Glauthier 2007	Director	2009	II
Timothy G. Healy 2003	Chairman of the Board and Chief Executive Officer	2010	III
David B. Brewster 2003	President and Director	2010	III

        No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors, including the nominee to be elected at the annual meeting, and executive officers, their ages, and the positions currently held by each such person with us immediately prior to the annual meeting.

Name	Age	Position
Timothy G. Healy	39	Chairman of the Board and Chief Executive Officer
David B. Brewster	36	President and Director
David M. Samuels	45	Executive Vice President
Neal C. Isaacson	46	Chief Financial Officer and Treasurer
Darren P. Brady	44	Chief Operating Officer and Senior Vice President
Gregg Dixon	36	Senior Vice President of Sales and Business Development
Richard Dieter(1)(2)	63	Director
TJ Glauthier(1)(2)(3)	64	Director
Adam Grosser(2)(3)	47	Director
William D. Lese(1)(3)	50	Director

(1)
Member of the audit committee.

(2)
Member of the nominating and governance committee.

(3)
Member of the compensation committee.

        Timothy G. Healy has served as our Chairman of the Board and Chief Executive Officer since June 2003 and co-founded EnerNOC in 2001. During 2001, Mr. Healy worked in the Energy Technology Laboratory for Northern Power Systems, Inc. (now Distributed Energy Systems Corporation), a firm that integrates hundreds of distributed power systems and related equipment around the globe. Mr. Healy has also held positions with Merrill Lynch, International Fuel Cells (now UTC Fuel Cells, LLC), and Commonwealth Capital Ventures. He also co-founded Student Advantage, which went public in 1999. Mr. Healy holds a Bachelor of Arts in Government and Economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

        David B. Brewster has served as a Director and as our President since June 2003 and served as our Chief Operating Officer from February 2007 to January 2008. Mr. Brewster co-founded EnerNOC in 2001. During 2001, Mr. Brewster worked at Beacon Power Corporation, a manufacturer of energy storage and power conversion technologies for the renewable energy and distributed generation markets. Mr. Brewster has also evaluated emerging energy technologies for Winslow Management Company, an environmentally focused investment management firm and developed corporate strategies for SolarBank, a global capital fund for the financing of solar energy systems. Mr. Brewster holds a Bachelor of Arts from Wesleyan University, a Master of Environmental Management from Duke University and an MBA from the Tuck School of Business at Dartmouth.

        David M. Samuels has served as our Executive Vice President since February 2008 and, prior to that, served as our Senior Vice President of Strategic Development, General Counsel and Secretary from February 2007 to February 2008 and our Vice President of Strategic Development, General Counsel and Secretary from November 2006 to February 2007. From June 2005 to November 2006, Mr. Samuels served as Vice President of Corporate Development and General Counsel at ThingMagic, Inc., a radio frequency identification company. From 2000 to 2001, Mr. Samuels was a director of, and from March 2000 to September 2004 worked as Executive Vice President at, Guardent, Inc., a security services company he co-founded, where he was responsible for strategic financings, mergers and acquisitions, general legal matters and human resources. From November 1999 through March 2000, Mr. Samuels served as Senior Vice President Business Affairs and Deputy

General Counsel at Razorfish, Inc. From October 1998 to November 1999, Mr. Samuels served as Vice President of Corporate Development, General Counsel and Corporate Secretary of i-Cube, Inc., which was acquired by Razorfish, Inc. in November 1999. Mr. Samuels holds a Bachelor of Arts in Economics from Brandeis University and a JD from Northeastern University.

        Neal C. Isaacson has served as our Chief Financial Officer since February 2006 and our Treasurer since August 2007. Prior to that, Mr. Isaacson served as our Vice President of Finance from August 2005 to February 2006. From August 2004 to August 2005, Mr. Isaacson provided financial guidance and direction at Intrusic, Inc. From August 2003 to August 2004, Mr. Isaacson served as the Chief Financial Officer of Ucentric Systems, Inc., and from November 1995 to June 2001, he founded and served as the Chief Financial Officer and director of Cignal Global Communications, Inc. Mr. Isaacson holds a degree in Accounting from the University of Massachusetts, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and Massachusetts Society of Certified Public Accountants.

        Darren P. Brady has served as our Chief Operating Officer and Senior Vice President since January 2008. From October 2005 to January 2008, Mr. Brady served as the Senior Vice President of Customer Service and Information Technology and Chief Information Officer of Puget Sound Energy, or PSE, a utility located in the state of Washington. Prior to that, from February 2003 to October 2005, Mr. Brady served as Vice President of Customer Service at PSE, and from July 2002 to February 2003 he served as a Director and Assistant to the Chief Operating Officer. Mr. Brady received his A.B. in Political Science and Organizational Behavior & Management from Brown University and his M.B.A. from the Anderson School of Management at UCLA.

        Gregg Dixon has served as our Senior Vice President of Sales and Business Development since July 2007 and, prior to that, served as our Senior Vice President of Marketing and Sales since February 2007 and our Vice President of Marketing and Sales from August 2004 to February 2007. From December 2001 to July 2004, Mr. Dixon served as Vice President of Marketing and Sales for Hess Microgen, a leading provider of commercial onsite cogeneration systems and services. From June 1995 to November 2001, Mr. Dixon was also a Partner at Mercer Management Consulting, where he advised global Fortune 1000 technology, consumer products, and energy clients on customer and product strategy, economic choice analysis, and new business model development. Mr. Dixon holds degrees in Business Administration and Computer Science from Boston College and is a Certified Energy Manager.

        Richard Dieter has served as a Director since April 2007. From September 1976 through August 2002, Mr. Dieter served as an Accounting and Audit Partner for Arthur Andersen LLP and since August 2002, Mr. Dieter has been working as a principal assisting Arthur Andersen LLP in the wind-down of its legacy public accounting business. From 1992 to 2001, Mr. Dieter served as chair of the AICPA-SEC International Task Force, and from 1997 to 2002, served as a member of the AICPA's Auditing Standards Board. Mr. Dieter currently serves on the board of directors of Picis, Inc., a privately-held provider of healthcare information solutions. Mr. Dieter holds a Bachelor of Science in Business Administration from Boston University and a Master of Science in Accounting from the University of Massachusetts Amherst.

        TJ Glauthier has served as a Director since April 2007 and served on our Strategic Advisory Board from May 2005 until April 2007. Mr. Glauthier has served as President of TJG Energy Associates, LLC, a California based energy consulting firm since January 2005. From May 2001 to December 2004, Mr. Glauthier served as the Chief Executive Officer and President of the Electricity Innovation Institute, which was an affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, Mr. Glauthier served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget in the Executive

Office of the President. Mr. Glauthier also serves on the Board of Directors of Union Drilling, Inc., a NASDAQ-listed company, and EPV Solar, Inc., a privately-held company Mr. Glauthier holds an A.B. in Mathematics from Claremont McKenna College and an MBA from Harvard Business School.

        Adam Grosser has served as a Director since January 2005. Mr. Grosser has served as a general partner of Foundation Capital, LLC, a venture capital firm, since September 2000. From December 1996 to December 1999, Mr. Grosser served as President of Excite@Home's Subscriber Networks Division. From November 1993 to October 1996, Mr. Grosser was a Founder, President and Chief Executive Officer of Catapult Entertainment. Mr. Grosser also serves on the boards of directors of the following privately-held companies: Atkino, Inc.; Hammerhead Systems, Inc.; Conro14 Inc.; SiBEAM, Inc.; Silver Spring Networks, Inc.; Rinera Networks, Inc.; and Rohati, Inc. Mr. Grosser holds a Bachelor of Applied Science, a Master of Science and an MBA from Stanford University.

        William D. Lese has served as a Director since June 2003. Mr. Lese co-founded and since October 2001 has served as a managing director of Braemar Energy Ventures, LP, a venture capital management company focused exclusively on investing in early to mid-stage energy technology companies in the United States and Canada. He also serves on the boards of directors of Ciris Energy, Inc., CoalTek, Inc. and Utility Associates, Inc. and is Chairman of the Board of Solicore, Inc., all of which are privately-held companies Mr. Lese holds a Bachelor of Arts in Physics and a Master of Science in Energy Sciences from New York University.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Since we became a publicly-traded company in May 2007, we have continued to review and update our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the listing standards of The NASDAQ Global Market.

        This section describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters, Policy on Security Holder Communications with Directors and Corporate Code of Conduct and Ethics in the "Corporate Governance" section of our website located at www.enernoc.com or by writing to: Secretary, c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

Board Determination of Independence

        The board of directors has determined that each of Richard Dieter, TJ Glauthier, Adam Grosser and William Lese, comprising four of its six members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Scott Johnson, a former member of our board of directors who resigned in April 2007 prior to our initial public offering, was also an independent director within the meaning of the director independence standards of NASDAQ. Furthermore, the board of directors has determined that all of the members of the audit committee, compensation committee and nominating and governance committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors. The independent directors of the board of directors met in executive session three (3) times in 2007.

Director Nomination Process

        The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and the board of directors. In addition, during fiscal 2007, the nominating and governance committee retained the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors slate of recommended director nominees, our nominating and governance committee applies the criteria identified in the nominating and governance committee's charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 annual meeting of stockholders, it must comply with the procedures set forth in our restated bylaws and give timely notice of the nomination in writing to our Secretary not less than 45 or more than 75 days prior to the date on which we first mail our proxy statement relating to our annual meeting of stockholders to be held in 2008. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and governance committee, it should submit the recommendation to the nominating and governance committee in writing, by mail, courier or personal delivery. A nominating recommendation must be accompanied by the following information concerning the recommending stockholder:

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  name, address and telephone number of the recommending stockholder;

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  number of EnerNOC shares owned by the recommending stockholder and the time period for which such shares have been held;

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  if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

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  a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

        The recommendation must also be accompanied by the following information concerning the proposed nominee:

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  the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

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  a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

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  a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding EnerNOC; and

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  the contact information of the proposed nominee.

        The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the board of directors and to the governance of EnerNOC and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of EnerNOC. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

        For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

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  candidates should possess the highest personal and professional standards of integrity and ethical values;

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  candidates must be committed to promoting and enhancing the long-term value of EnerNOC for its stockholders;

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  candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of EnerNOC;

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  candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

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  candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role; and

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  candidates must have, and be prepared to devote, adequate time to the board of directors and its committees.

Communicating with the Board of Directors

        Our board of directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of our audit committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 532-8104. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the board of directors at Attn: Security Holder Communications, Board of Directors, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110. Communications should not exceed 500 words in length and must be accompanied by the following information:

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  a statement of the type and amount of the securities of EnerNOC that the person holds;

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  any special interest, meaning an interest not in the capacity as a stockholder of EnerNOC, that the person has in the subject matter of the communication; and

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  the address, telephone number and e-mail address, if any, of the person submitting the communication.

        Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

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  communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of ours, such as employees, members of the communities in which we operate our businesses, customers and suppliers, generally;

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  communications that advocate engaging in illegal activities;

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  communications that, under community standards, contain offensive, scurrilous or abusive content; and

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  communications that have no rational relevance to our business or operations.

Director Attendance at Annual Meeting of Stockholders

        The board of directors has adopted a policy under which each member of the board of directors is encouraged to attend each annual meeting of our stockholders. Because we were not a publicly-traded company until May 2007, this policy was not in effect at the time of our annual meeting of stockholders in 2007.

Corporate Code of Conduct and Ethics

        We have adopted a "code of ethics," as defined by regulations promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Corporate Code of Conduct and Ethics is available at the Corporate Governance section of our website at www.enernoc.com. A copy of the Corporate Code of Conduct and Ethics may also be obtained, free of charge, from us upon a written request directed to: Secretary, c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110. We intend to disclose any amendment to or waiver of a provision of the Corporate Code of Conduct and Ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.enernoc.com and/or in our public filings with the SEC.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at www.enernoc.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The board of directors met ten (10) times during the fiscal year ended December 31, 2007, and took action by unanimous written consent three (3) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period in which he served as a director and the total number of meetings of all committees of the board of directors on which they served during fiscal 2007. The board of directors has the following standing committees: audit committee, compensation committee and nominating and governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at www.enernoc.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Committees of the Board of Directors

        Audit Committee.    The audit committee of the board of directors currently consists of Messrs. Dieter, Glauthier and Lese, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the applicable rules of the SEC for audit committee members. The board of directors has elected Mr. Dieter as the chairman of the audit committee and has determined that he qualifies as an "audit committee financial expert" under the rules of the SEC. As described more fully in its charter, the audit committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

        The audit committee met four (4) times during the fiscal year ended December 31, 2007. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at www.enernoc.com.

        Compensation Committee.    The compensation committee of the board of directors currently consists of Messrs. Glauthier, Grosser and Lese, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. Mr. Glauthier serves as the chairman of the compensation committee. Our compensation committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. The compensation committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present. The compensation committee also administers our stock option and incentive plans. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are more fully described below under the heading "Executive and Director Compensation Processes."

        The compensation committee met two (2) times and took action by unanimous written consent one (1) time during the fiscal year ended December 31, 2007. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at www.enernoc.com.

        Nominating and Governance Committee.    The nominating and governance committee of the board of directors currently consists of Messrs. Glauthier, Dieter and Grosser, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC. Mr. Glauthier serves as the chairman of the nominating and governance committee. The nominating and governance committee's role is to make recommendations to the board of directors as to the size and composition of the board of directors and its committees, and to evaluate and make recommendations as to potential candidates. The nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of the stockholders.

        The nominating and governance committee met two (2) times during the fiscal year ended December 31, 2007. The nominating and governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at www.enernoc.com.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee has three members, Mr. Glauthier (Chairman), Mr. Grosser and Mr. Lese. No member of the compensation committee was at any time during the past year an officer or employee of EnerNOC (or any of its subsidiaries), or was formerly an officer of EnerNOC (or any of its subsidiaries). During the last year, no executive officer of EnerNOC served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of EnerNOC; (ii) a director of another entity, one of whose executive officers served on the compensation committee of EnerNOC; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of EnerNOC.

        Mr. Grosser and Mr. Lese were members of our compensation committee during fiscal year 2007 and each of these directors and/or their affiliates participated in transactions with us during the previous completed fiscal year. For a detailed description of these transactions, see "Certain Relationships and Related Person Transactions."

Executive Officer and Director Compensation Processes

        Our board of directors appoints the members of its compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer and director compensation programs. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation and generally makes recommendations to our board of directors regarding executive compensation determinations based upon recommendations provided to it by our Chief Executive Officer, who utilizes data provided by our outside compensation consultant to make such recommendations. Our board of directors considers and has final approval over the recommendations of the compensation committee regarding the compensation of our named executive officers, including the severance terms of their employment arrangements. On June 29, 2007, based upon the recommendations of our compensation committee, with input from our Chief Executive Officer, our board of directors approved (i) increases to the annual base salaries of our named executive officers, (ii) the targets for 2007 bonus amounts applicable to our named executives, and (iii) equity awards. The compensation committee's and Chief Executive Officer's recommendations were based upon information obtained from

DolmatConnell & Partners, or DolmatConnell, regarding an analysis of our executive officer compensation, as described more fully below.

        After our initial public offering, or IPO, pursuant to its authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive and director compensation, the compensation committee, upon recommendation by management, retained DolmatConnell to conduct an analysis of current executive officer and director compensation. This study was initiated in order for the compensation committee to better understand where our executive officer and director compensation packages stood relative to other similarly situated executive officers at public companies within a peer group of software and services companies and power generation companies created by DolmatConnell. DolmatConnell used its compensation database and created a comprehensive report, which the compensation committee used to make its executive compensation determinations in June 2007 and its director compensation determinations in October 2007.

        In February 2008, our compensation committee and our board met to determine the bonus payments for fiscal 2007 performance. Representatives of DolmatConnell were also present at this meeting and provided a comprehensive report, which included data with respect to bonus payments for 2007 performance. Our Chief Executive Officer made recommendations to our compensation committee based on DolmatConnell's report. The compensation committee also reviewed the individual contributions of each executive officer during 2007 and the achievement of our 2007 corporate objectives as further discussed under "Compensation Discussion and Analysis". The compensation committee and the board also determined the 2008 salaries and bonus targets, based upon the Chief Executive Officer's recommendation as influenced by DolmatConnell's report.

        The compensation committee has delegated to Timothy G. Healy, our Chairman and Chief Executive Officer, the authority to make stock option grants under our 2007 Employee, Director and Consultant Stock Plan, or the 2007 Plan, to our employees or any employees of our present or future subsidiaries, provided, however, that:

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  such options shall be on the terms set forth in our standard form of stock option agreement and subject to the provisions of the 2007 Plan;

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  any such options shall, to the maximum extent permitted by applicable federal tax laws be granted as incentive stock options;

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  the exercise price of such options shall be equal to the closing or last price of our common stock on the date of grant and if the date of grant is not a trading day, the last market trading day prior to such date;

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  the options shall vest as to 25% on the first anniversary of the date of grant and as to an additional 2.083% each month thereafter and there shall be no provision for accelerated vesting of the options in the event of a change of control of our company;

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  he is not authorized:

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  to grant options to himself or to any other executive officer of EnerNOC or to any person that the compensation committee may from time to time designate in writing;

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  to grant in the aggregate options with respect to more than 500,000 shares of our common stock; or

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  to grant to any person, in any one calendar year, options with respect to more than 50,000 shares of our common stock; and

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  he shall not have any further authority with respect to administration of our 2007 Plan;

and provided further that he shall maintain a list of the options granted pursuant to this delegated authority and shall report to the compensation committee regarding the options granted, at such times and in such form as the compensation committee may from time to time request.

COMPENSATION DISCUSSION AND ANALYSIS

        We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers for fiscal 2007.

Overview

        This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers during 2007 and describes our policies and decisions made with respect to the information contained in the "Executive Compensation" section of this proxy statement. We also describe actions regarding compensation taken before or after 2007 when it enhances the understanding of our executive compensation program.

        The principal elements of our executive compensation program are base salary, annual bonus, long-term equity incentives in the form of stock options and restricted stock awards, and post-termination severance and acceleration of equity awards upon certain termination and/or change of control events. The objectives of our executive compensation program are to position the aggregate of these elements at a competitive level that is commensurate with our size, industry and sustained performance.

        See our discussion under "The Board of Directors and its Committees—Executive Officer and Director Compensation Processes" regarding the individuals and entities involved in the process of determining executive officer compensation.

Executive Compensation Program Objectives and Philosophy

        In General.    The objectives of our executive compensation program are to:

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  attract, motivate and retain talented and dedicated executive officers;

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  provide our executive officers with both cash and equity incentives to promote strong performance and the attainment of goals set for them by the compensation committee and our board of directors;

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  provide our executive officers with long-term incentives in order to retain their services;

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  provide stability during our growth stage; and

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  align the interests of our executive officers with those of our stockholders.

        Philosophy.    The compensation committee has approved a compensation philosophy which is intended to bring base salaries in line with approximately the 50th percentile of the market consensus, which consists of the public companies in our peer group set forth below as well as compensation data provided by DolmatConnell from a composite of published executive compensation surveys in the same industry and size as the peer group, or composite surveys, and both annual bonus and long term incentive compensation in line with approximately the 75th percentile of the market consensus. The compensation committee believes that these percentiles are in line with investor expectations and that having a higher percentile for short and long term performance will motivate management over the longer term.

        For each executive officer, the compensation committee matched each executive's position to that of other executives from the peer group. However, for Mr. Brewster, our President, and Mr. Samuels, our Executive Vice President, the compensation committee determined that their positions entailed more responsibilities than a typical executive from the peer group. Accordingly, Messrs. Brewster and Samuels received a 20% and 10% premium, respectively, for their additional responsibilities.

        Competitive Market.    We define our competitive market for executive officers to be the energy services and technology industries. Prior to our IPO, our compensation committee did not engage in the benchmarking of executive compensation and instead relied heavily on the collective experience in the energy services and technology industries of the members of the compensation committee and their business judgment. After our IPO, our compensation committee decided to retain a third party compensation consultant, DolmatConnell, to conduct an analysis of current executive officer and director compensation. These studies were initiated in order for the compensation committee to better understand where our executive and director compensation packages stood relative to other similarly situated directors and executive officers at public companies within a peer group of software and services companies and power generation companies created by DolmatConnell. The following were the companies that we used in evaluating our executive compensation components for 2007:

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  Advent Software Inc.

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  Agile Software Corp.

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  Ansoft Corp.

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  Blackboard Inc.

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  Blue Coat Systems Inc.

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  Comverge Inc.

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  Echelon Corp.

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  Falconstor Software Inc.

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  Isilon Systems Inc.

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  Kenexa Corp.

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  Omniture Inc.

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  Opsware Inc.

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  RightNow Technologies Inc.

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  Synchronoss Technologies

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  American Semiconductor Corp.

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  Energy Conversion Devices Inc.

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  Evergreen Solar Inc.

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  FuelCell Energy Inc.

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  Pacific Ethanol Inc.

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  Vicor Corp.

We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar revenue, market value and or number of employees and tend to compete with us for executives and other employees.

Base Salaries

        In General.    Base salary is used to compensate our executive officers based on:

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  experience associated with the position;

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  level of responsibility;

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  skills;

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  knowledge;

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  the base salary level in prior years;

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  contributions in prior years; and

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  recommendations made by our Chief Executive Officer (except for his own salary).

The compensation committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

        In June 2007, the compensation committee recommended to the board of directors and the board of directors increased our Chief Executive Officer's and President's base salaries from $290,000 to $325,000 and $230,000 to $300,000, respectively. Our board of directors also approved increases, based on the recommendation of our compensation committee, in the annual base salaries for Messrs. Isaacson and Samuels, from $200,000 at the time of the IPO to $250,000 in June 2007. The compensation committee based these increases on the DolmatConnell report to bring the executives base salaries up to the 50th percentile, as discussed above under "—Executive Compensation Program Objectives and Philosophy." Mr. Dixon did not receive an increase in base salary after the IPO because we continue to believe in the philosophy of providing the Senior Vice President of Sales and Business Development with a smaller proportion of his total compensation in base salary and a higher portion in bonus so that his total compensation package is structured similarly to the sales force he oversees.

Annual Bonus

        Currently, all employees, including executives, are eligible for annual performance-based bonuses. We provide this opportunity as a way to attract and retain highly skilled and experienced employees and to motivate them to achieve corporate and individual objectives. In June 2007, our compensation committee recommended and our board of directors approved increases to our executives' target bonus amounts. The compensation committee based these increases on the DolmatConnell report to bring the executives' bonus amounts up to the 75th percentile, as discussed above under "—Executive Compensation Program Objectives and Philosophy." As provided in their amended and restated employment agreements entered into in August 2007, our Chief Executive Officer and President are eligible for annual performance-based bonus targets of 80% and 70%, respectively, of their respective base salaries. As provided in their severance agreements, as amended, Messrs. Isaacson and Samuels have an annual performance based bonus target of 50% of their respective base salaries, and Mr. Dixon has an annual performance based bonus target of $200,000. All of the bonus amounts for our named executive officers are capped at 150% of target, except with respect to Messrs. Brewster and Dixon. Mr. Brewster's bonus amount was capped at 200% of target and Mr. Dixon's target amount was not capped. In Mr. Dixon's case, the compensation committee's philosophy is that, due to Mr. Dixon's position as Senior Vice President of Sales and Business Development, a higher proportion of his total compensation should be comprised of his annual performance-based bonus than in the case of our other executive officers. Therefore, Mr. Dixon's bonus amount is not capped. The compensation committee also recognized Mr. Brewster's role in overseeing Mr. Dixon and established a higher bonus cap for Mr. Brewster.

        The compensation committee determines the specific amount of annual performance-based bonuses to be awarded to our executive officers, including our Chief Executive Officer and President, based on the achievement of certain corporate and individual objectives. The committee gives equal weight to the achievement of corporate and individual objectives and then makes a subjective determination of the amount of bonus awards for each executive based on the level of achievement of those objectives in comparison with both the expected level of achievement and the level of achievement of other executive officers. The committee also takes into consideration any maximum amounts or other bonus terms set forth in the executive officers' employment arrangements.

        In February 2008, the compensation committee met to discuss the 2007 bonus payments. The corporate objectives were based primarily on the achievement of a specified threshold level of revenue and gross profit percentages for our 2007 fiscal year as set forth in our budget. The compensation committee deemed these financial measurements as the best way to measure our corporate performance in 2007, and, if these measurements were achieved, that the likely result would be an increase in long-term stockholder value. The specific target levels of these financial measurements were determined with reference to target levels in our 2007 budget, which we used to manage our day to day business. The target levels established in our budget are sensitive financial information that, if publicly disclosed, could hinder our ability to effectively compete against our competitors, or put us at a significant competitive disadvantage in negotiations with third parties. The targets set forth in our budget were set by our board of directors at the beginning of 2007, and revised later in the year, at levels that represented an aggressive level of growth and financial performance with the intent that they would be difficult but achievable. Therefore, we expect that the targets could be frequently but not automatically achieved.

        The compensation committee also reviewed the individual performance of each named executive officer focusing on his area of management. The 2007 individual performance on which the 2007 annual bonus was based for each named executive officer is as follows:

        Mr. Healy—lead our executive team in all aspects of devising, planning and executing corporate, financial and strategic business plans and objectives; provide leadership and oversight with respect to our initial public offering and follow-on public offering; interface with the board of directors and existing and potential stockholders; and further our corporate growth and increase stockholder value.

        Mr. Brewster—contribute to our growth in opening up new territories and new utilities for demand response and develop our product roadmap in connection with our energy solutions.

        Mr. Samuels—lead in the planning and execution of our initial public offering and follow-on public offering, manage our access to capital markets and manage our transition from a privately-held to a publicly-traded company.

        Mr. Isaacson—provide oversight with respect to our initial public offering and follow-on public offering; administer and oversee our financial management team; oversee facilities and administrative functions; and provide oversight with respect to our compliance under the Sarbanes-Oxley Act of 2002.

        Mr. Dixon—accelerate growth by expanding our geographic reach; expand our sales force; and increase our gross margin and top line revenue.

        Both corporate and individual performance were required to be met to receive 100% of the annual bonus targets for each named executive officer. If both were not met, the compensation committee retained discretion to recommend less than 100% of the annual bonus targets or to refrain from recommending any bonus and if such goals were exceeded, the compensation committee retained discretion to recommend amounts in excess of the annual bonus targets up to the previously approved caps.

Amounts of Annual Bonus Earned in 2007

        For 2007, the compensation committee determined that we achieved in excess of 100% of our corporate objectives. In addition, the compensation committee determined that each executive officer achieved above average performance. Because we achieved in excess of the compensation committee's expectations, annual bonus amounts were paid out within a range of 120-130% of the annual bonus targets.

        After examining our financial results and evaluating the performance of each executive officer, the compensation committee determined that the amounts of bonus earned by Messrs. Healy, Brewster, Samuels, Isaacson and Dixon for fiscal year 2007 performance were as follows:

Name and Position	2007 Performance-Based Bonus Amount
Timothy G. Healy Chairman of the Board and Chief Executive Officer	$325,000	(1)
David B. Brewster President	$265,000	(1)
David Samuels Executive Vice President	$160,000
Neal C. Isaacson Chief Financial Officer	$160,000
Gregg Dixon Senior Vice President of Sales and Business Development	$255,000	(1)

    (1)
    The named executive officer received 100% of his 2007 bonus amount in shares of our common stock at a price per share of $31.34, which represented the closing price of our common stock as reported on The NASDAQ Global Market on February 20, 2008, the date of the compensation committee meeting.

        Total Compensation Comparison.    In 2007, bonus awards accounted for approximately 14.4% of total compensation for our Chief Executive Officer, 17.1% on average for our other named executive officers excluding Mr. Dixon, and 34.4% for Mr. Dixon.

Long-term Equity Incentives

        In General.    We provide the opportunity for our named executive officers to earn long-term equity incentive awards. Long-term equity incentive awards provide our executives with the incentive to continue their employment with us for longer periods of time, which in turn, provides us with greater stability during our growth stage. These awards are also less costly to us in the short-term than cash compensation. In 2007, our long-term equity incentive program consisted of grants of stock options and restricted stock awards. Equity incentive awards are awarded based on various factors, including the responsibilities of the individual executive officer, his past performance, anticipated future contributions, prior equity incentive grants (including the vesting schedule of such prior grants) and the executive's total cash compensation. It is the intention of the compensation committee to award long-term equity incentives to executives on an annual basis, although more frequent awards may be made at the discretion of the compensation committee, such as in the case of promotions or to newly hired executives.

        Stock Options.    Our stock option awards granted to executive officers in 2007 were made by our compensation committee based on the factors described above as part of a broad-based grant of options to all of our executive employees under our Amended and Restated 2003 Stock Option and Incentive Plan, or the 2003 Plan, and our 2007 Plan intended to encourage an ownership culture among our employees. We granted all stock options to our executive officers at exercise prices equal to the fair market value of our common stock on the date of grant. All of these option grants are subject to a four year vesting schedule. We believe that these time-based vesting provisions reward longevity and the commitment of our executive officers. We have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests. Prior to June 2007, we had traditionally used stock options as our form of equity compensation because stock options result in less immediate dilution of existing stockholders' interest and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards.

        Restricted Stock Awards.    The compensation committee believes that restricted stock awards serve as a long-term retention tool for our executive officers and are less dilutive than stock options since a lesser number of shares provide the same value as a greater number of stock options. Our restricted stock awards granted to executive officers in 2007, which were issued under our 2007 Plan, were made by our compensation committee based on the factors described above in order to provide an incentive for our executives to continue their employment with us for a long period of time. All of these restricted stock awards are subject to a four year vesting schedule. We believe that these time-based vesting provisions reward longevity and the commitment of our executive officers.

        In February 2007, the compensation committee recommended, and our board of directors approved, the grant of stock options to Mr. Brewster in order to reward the contributions he made towards the achievement of our corporate goals.

        In June 2007, the compensation committee recommended that our board of directors grant stock options and restricted stock awards to all of our named executive officers in order to align our executives' ownership interests with the long-term interests of our stockholders and to retain our executive officers. In each case, our board of directors approved the option grants and restricted stock awards recommended by the compensation committee. The compensation committee based these increases on the DolmatConnell report to bring the executives long term incentive compensation up to the 75th percentile, as discussed above under "—Executive Compensation Program Objectives and Philosophy." The compensation committee recommended these grants, a mix of 67% of the equity award in stock options and 33% in restricted stock. The compensation committee continued to believe it was important to motivate executives using options which create value as the stock price of the company increases, but also believed that adding restricted stock grants would help as a retention tool if the stock price decreased due to market conditions. In addition, restricted stock results in the issuance of fewer shares, which the compensation committee believed was important because as a public company, it needs to better manage its rate of issuance of equity awards to employees.

        Total Compensation Comparison.    In 2007, long-term equity incentives accounted for approximately 71.8% of total compensation for our Chief Executive Officer and 56.5% on average for our other named executive officers. We believe that the amount of long-term equity incentives as a proportion of total compensation for 2007 was higher than it will be in the future due to the one time grants of shares of our common stock to Messrs. Healy and Brewster totaling $2.3 million which took place on April 25, 2007, as further described below.

Executive Benefits and Perquisites

        Our named executive officers receive the same general health and welfare benefits as all of our other employees. We did not provide any personal benefits or perquisites to our named executives officers in 2007.

Severance and Change of Control Benefits

        Following our IPO, we revised our executive employment arrangements. Our compensation committee negotiated the employment agreements with our Chief Executive Officer and President. Our Chief Executive Officer negotiated the employment arrangements with our other named executive officers. The goal in negotiating these arrangements was to continue to secure and retain talented executives and to ensure stability and structure during our growth stage. The compensation committee negotiated the employment agreements with our Chief Executive Officer and our President with these same goals in mind. We provide protections for our named executive officers by including severance and change of control provisions in their employment and severance agreements. We provide these protections in order to attract and retain highly skilled and experienced executive officers, as well as to align the interests of our executives with those of our stockholders. During 2007, certain changes were made to the change of control provisions and severance provisions of our named executive officers in order to remain at a competitive level that is commensurate with our size, industry and sustained performance. If terminated other than for cause, or if terminating their employment for good reason, our Chief Executive Officer and President receive severance payments equal to 20 months of their annual base salary and their annual performance-based target bonus amount in effect on the date of such termination. Under the same circumstances, our other named executives receive severance payments equal to 12 months of their annual base salary and their annual target bonus amount in effect on the date of such termination. We believe that the increased difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

        In the event of a change of control, certain provisions of our named executive officers' arrangements allow for acceleration of equity awards in the event the executive is terminated without cause or the executive terminates their employment for good reason. We refer to this type of arrangement as "double trigger" acceleration. The provisions of our named executive officers' incentive stock option agreements provide for accelerated vesting of a certain number of options in the event of a change of control in which we are valued at $75 million or greater. We believe that this combination of double and single trigger equity vesting acceleration mechanisms incentivize our executive officers to achieve corporate, departmental and individual goals and rewards them for their part in increasing our value, while contemporaneously incentivizing them to maintain their employment after a friendly change of control.

        Our severance and change in control provisions for our named executive officers and the definitions of cause, good reason, and change of control are summarized in "Executive Compensation—Potential Payments Upon Termination or Change of Control." Our analysis of our severance and change of control provisions indicates that they are standard and in the range of such terms for similarly situated executives at other companies.

Special Stock Grants and Cash Awards

        On April 25, 2007, our board of directors granted shares of our common stock to our Chief Executive Officer and to our President in recognition of their success in preparing us for the commencement of our IPO. These one-time grants were not made pursuant to any compensatory plan or policy. A total of 104,392 shares were granted. Mr. Healy received 52,195 shares and Mr. Brewster received 52,197 shares. We recorded $2.3 million in compensation expense in the second quarter of 2007 as a result of these grants.

        On June 29, 2007, the compensation committee recommended, and our board of directors approved, the payment of a cash award to each of Mr. Isaacson and Mr. Samuels in the amount of $40,000, as well as the issuance of 1,000 unrestricted shares of common stock to each of Mr. Isaacson and Mr. Samuels, which were issued under our 2007 Plan, in recognition of their efforts in connection with our IPO.

Executive Compensation

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2006 and 2007 to (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, who earned more than $100,000 during the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)	Total ($)

Timothy G. Healy Chairman of the Board and Chief Executive Officer	2007 2006	307,500 280,417	325,000 70,000	(3)(4) (7)	1,193,446 —	(5)	418,202 28,526	(6) (8)	— —	2,244,148 378,943

David B. Brewster(9) President	2007 2006	265,000 225,417	265,000 70,000	(3)(4) (7)	1,184,797 —	(10)	414,130 29,772	(11) (12)	— —	2,128,927 325,189

David M. Samuels Executive Vice President	2007	225,000	200,000	(4)(13)	116,448	(14)	77,406	(15)	—	618,854

Neal C. Isaacson Chief Financial Officer	2007 2006	225,000 165,000	200,000 50,000	(4)(13) (7)	64,211 —	(16)	188,498 13,898	(17) (18)	— —	677,709 228,898

Gregg Dixon Senior Vice President of Sales and Business Development	2007 2006	175,000 165,000	255,000 202,500	(3)(4) (7)	26,081 —	(19)	276,197 20,296	(20) (21)	— —	732,278 387,796

(1)
See Notes 1 and 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, or our 2007 Form 10-K, for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Use of Estimates—Stock-Based Compensation."

(2)
See Notes 1 and 11 to our audited consolidated financial statements included in our 2007 Form 10-K for details as to the assumptions used to determine the fair value of the option awards. See also our discussion in our 2007 Form 10-K of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Use of Estimates—Stock-Based Compensation."

(3)
The named executive officer received 100% of his 2007 bonus amount in shares of our common stock at a price per share of $31.34, which represented the closing price of our common stock as reported on The NASDAQ Global Market on February 20, 2008, the date of the compensation committee meeting.

(4)
This amount reflects an annual bonus award paid in 2008 to the named executive officer for performance in 2007.

(5)
Consists of $1,149,978 and $43,468, representing the compensation expense incurred by us in fiscal year 2007 in connection with grants to Mr. Healy of 52,195 shares of common stock on April 25, 2007, calculated in accordance with Accounting Principles Board, or APB, Opinion No. 25, and 10,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date.

(6)
Consists of $3,738, $331,347 and $83,117, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Healy to purchase 243,587 shares of common stock on January 11, 2005, 169,860 shares of common stock on December 7, 2006 and 25,000 shares of common stock on June 29, 2007, calculated in accordance with Statement of Financial Accounting Standards, or SFAS, 123R.

(7)
This amount reflects an annual bonus award paid in 2007 to the named executive officer for performance in 2006.

(8)
Consists of $3,644 and $24,882, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Mr. Healy to purchase 243,587 shares of common stock on January 11, 2005 and 169,860 shares of common stock on December 7, 2006, calculated in accordance with SFAS 123R.

(9)
Mr. Brewster ceased acting as our Chief Operating Officer effective January 22, 2008.

(10)
Consists of $1,150,022 and $34,775, representing the compensation expense incurred by us in fiscal year 2007 in connection with grants to Mr. Brewster of 52,197 shares of common stock on April 25, 2007, calculated in accordance with APB Opinion No. 25, and 8,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date.

(11)
Consists of $3,738, $6,589, $331,347, $5,957 and $66,499, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Brewster to purchase 243,587 shares of common stock on January 11, 2005, 19,817 shares of common stock on May 11, 2006, 169,860 shares of common stock on December 7, 2006, 4,246 shares of common stock on February 7, 2007 and 20,000 shares of common stock on June 29, 2007, calculated in accordance with SFAS 123R.

(12)
Consists of $3,644, $1,246 and $24,882, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Mr. Brewster to purchase 243,587 shares of common stock on January 11, 2005, 19,817 shares of common stock on May 11, 2006 and 169,860 shares of common stock on December 7, 2006, calculated in accordance with SFAS 123R.

(13)
Includes a $40,000 cash award recommended by our compensation committee and approved by our board of directors in recognition of the named executive officer's efforts in connection with our IPO.

(14)
Consists of $52,237, $26,081 and $38,130, representing the compensation expense incurred by us in fiscal year 2007 in connection with grants to Mr. Samuels of 152,460 shares of restricted common stock on November 6, 2006, calculated in accordance with APB Opinion No. 25, and 6,000 shares of restricted common stock on June 29, 2007 and 1,000 shares of common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date.

(15)
Consists of $37,524 and $39,882, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Samuels to purchase 19,533 shares of common stock on December 7, 2006 and 12,000 shares of common stock on June 29, 2007, calculated in accordance with SFAS 123R.

(16)
Consists of $26,081 and $38,130, representing the compensation expense incurred by us in fiscal year 2007 in connection with grants to Mr. Isaacson of 6,000 shares of restricted common stock on June 29, 2007 and 1,000 shares of common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date.

(17)
Consists of $1,164, $1,663, $145,789 and $39,882, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Isaacson to purchase 70,775 shares of common stock on August 1, 2005, 103,614 shares of common stock on September 15, 2006, 74,738 shares of common stock on December 7, 2006 and 12,000 shares of common stock on June 29, 2007, calculated in accordance with SFAS 123R.

(18)
Consists of $1,159, $1,791 and $10,948, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Mr. Isaacson to purchase 70,775 shares of common stock on August 1, 2005, 103,614 shares of common stock on September 15, 2006 and 74,738 shares of common stock on December 7, 2006, calculated in accordance with SFAS 123R.

(19)
Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant to Mr. Dixon of 6,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date.

(20)
Consists of $550, $287, $5,742, $229,736 and $39,882, representing the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Dixon to purchase 84,930 shares of common stock on September 15, 2004, 18,684 shares of common stock on January 11, 2005, 14,155 shares of common stock on September 7, 2006, 117,769 shares of common stock on December 7, 2006 and 12,000 shares of common stock on June 29, 2007, calculated in accordance with SFAS 123R.

(21)
Consists of $551, $280, $2,230, and $17,235, representing the compensation expense incurred by us in fiscal year 2006 in connection with option grants to Mr. Dixon to purchase 84,930 shares of common stock on September 15, 2004, 18,684 shares of common stock on January 11, 2005, 14,155 shares of common stock on September 7, 2006 and 117,769 shares of common stock on December 7, 2006, calculated in accordance with SFAS 123R.

Grants of Plan-Based Awards

        The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Timothy G. Healy Chairman of the Board and Chief Executive Officer	4/25/07 6/29/07 6/29/07	52,195 10,000	25,000	$38.13	1,149,978 307,213 587,243

David B. Brewster	2/7/07		4,246	$7.54	23,655
President	4/25/07	52,197			1,150,022
	6/29/07	8,000			245,786
	6/29/07		20,000	$38.13	469,783

David M. Samuels	6/29/07	1,000			38,130
Executive Vice President	6/29/07 6/29/07	6,000	12,000	$38.13	184,320 281,887

Neal C. Isaacson	6/29/07	1,000			38,130
Chief Financial Officer	6/29/07	6,000			184,320
	6/29/07		12,000	$38.13	281,887

Gregg Dixon	6/29/07	6,000			184,320
Senior Vice President of Sales and Business Development	6/29/07		12,000	$38.13	281,887

(1)
Our 2007 Plan provides that the exercise price shall be determined by using the fair market value of our common stock, which is defined under the 2007 Plan as the closing price of the our common stock on The NASDAQ Global Market on the day of the grant date.

(2)
Amounts in this column represent the aggregate grant date fair value computed in accordance with SFAS 123R. For a discussion of the assumptions underlying this valuation please see Notes 1 and 11 to our audited consolidated financial statements included in our 2007 Form 10-K.

Employment Agreements

        Timothy G. Healy.    Pursuant to Mr. Healy's amended and restated employment agreement in effect as of December 31, 2007, Mr. Healy's annual base salary was $325,000 per year, and he was eligible to receive discretionary, annual performance-based target bonuses in 2007 and beyond of 80% of his annual base salary then in effect. These bonuses were to be based on (i) the achievement of performance goals, as identified by us from time to time, and (ii) our overall financial performance during that period. Pursuant to Mr. Healy's amended and restated employment agreement dated August 10, 2007 and in effect as of December 31, 2007, if Mr. Healy's employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary over the course of approximately 20 months.

        David B. Brewster.    Pursuant to Mr. Brewster's amended and restated employment agreement in effect as of December 31, 2007, Mr. Brewster's annual base salary was $300,000 per year, and he was eligible to receive discretionary, annual performance-based target bonuses in 2007 and beyond of 70% of his annual base salary then in effect. These bonuses were to be based on (i) the achievement of performance goals, as identified by us from time to time, and (ii) our overall financial performance during that period. Pursuant to Mr. Brewster's amended and restated employment agreement dated August 10, 2007 and in effect as of December 31, 2007, if Mr. Brewster's employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary over the course of approximately 20 months.

        The definitions of good reason, cause, and change of control for purposes of Messrs. Healy and Brewster's employment arrangements are set forth below in "—Termination of Employment and Change of Control Arrangements."

Fiscal Year 2007 Equity Awards

        All of the stock option awards disclosed in the Grants of Plan-Based Awards table were issued under the 2003 Plan or the 2007 Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant. Subject to the terms of the 2003 Plan, 2007 Plan and the option agreements issued in connection with these grants, all of the options granted in 2007 vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.08% of the shares per month thereafter. Some of our stock option awards may vest upon certain changes of control and others may vest upon a termination following a change of control as discussed below under "—Termination of Employment and Change of Control Arrangements."

        All of the restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2007 Plan. Subject to the terms of the 2007 Plan and the restricted stock agreements issued in connection with these grants, all of the restricted stock awards granted in 2007 vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.08% of the shares per month thereafter. Some of our restricted stock awards may vest upon certain changes of control and others may vest upon a termination following a change of control as discussed below under "—Termination of Employment and Change of Control Arrangements."

        Each of Mr. Isaacson and Mr. Samuels were issued 1,000 unrestricted shares of common stock under our 2007 Plan in recognition of their efforts in connection with our IPO.

Fiscal Year 2007 Cash Payments

        In June 2007, the compensation committee recommended, and our board of directors approved, the payment of a cash award to each of Mr. Isaacson and Mr. Samuels in the amount of $40,000 in recognition of their efforts in connection with our initial public offering. These amounts are reflected in the Bonus column of our Summary Compensation Table.

Amendment of Employment and Severance Agreements

        In June 2007, the compensation committee recommended to our board of directors, and our board of directors approved, amendments to the contractual severance and equity acceleration arrangements in the employment arrangements of Messrs. Healy, Brewster, Samuels, Isaacson and Dixon. The option grants and restricted stock awards reflected in the Grants of Plan-Based Awards table include the incremental fair value of such grants. See "—Termination of Employment and Change of Control Arrangements."

Outstanding Equity Awards At Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2007, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)

Timothy G. Healy Chairman of the Board and Chief Executive Officer	30,448 42,465 —	65,972 127,395 25,000	(2) (3) (4)	0.35 0.51 38.13	1/11/15 12/7/16 6/29/17
						10,000	(5)	491,000

David B. Brewster President	45,668 7,844 42,465 — —	65,972 11,973 127,395 4,246 20,000	(2) (6) (3) (7) (8)	0.35 0.51 0.51 7.54 38.13	1/11/15 5/11/16 12/7/16 2/7/17 6/29/17
						8,000	(5)	392,800

David M. Samuels Executive Vice President	4,883 —	14,650 12,000	(9) (10)	0.51 38.13	12/7/16 6/29/17	6,000	(5)	294,600

Neal C. Isaacson Chief Financial Officer	2,949 4,317 18,684 —	29,490 43,173 56,054 12,000	(11) (12) (13) (10)	0.35 0.35 0.51 38.13	8/1/15 9/15/15 12/7/16 6/29/17
						6,000	(5)	294,600

Gregg Dixon Senior Vice President of Sales and Business Development	506 389 295 29,442 —	14,155 5,061 9,142 88,327 12,000	(14) (15) (16) (17) (10)	0.17 0.35 0.51 0.51 38.13	9/15/14 1/11/15 9/7/16 12/7/16 6/29/17
						6,000	(5)	294,600

(1)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

(2)
The option vested as to 5,074 shares on January 1, 2007 and as to an additional 5,074 shares on the first day of each calendar month thereafter.

(3)
The option vested as to 42,465 shares on December 7, 2007 and as to an additional 3,538 shares on the first day of each calendar month thereafter.

(4)
The option will vest as to 6,250 shares on June 29, 2008 and as to an additional 521 shares on the first day of each calendar month thereafter.

(5)
The restricted stock is subject to our lapsing repurchase right which lapses as to 25% of the shares on June 29, 2008, and as to an additional 2.08% per month thereafter.

(6)
The option vested as to 4,954 shares on May 11, 2007 and as to an additional 413 shares on the first day of each calendar month thereafter.

(7)
The option vested as to 1,061 shares on February 7, 2008 and as to an additional 88 shares on the first day of each calendar month thereafter.

(8)
The option will vest as to 5,000 shares on June 29, 2008 and as to an additional 416 shares on the first day of each calendar month thereafter.

(9)
The option vested as to 4,883 shares on December 7, 2007 and as to an additional 406 shares on the first day of each calendar month thereafter.

(10)
The option will vest as to 3,000 shares on June 29, 2008 and as to an additional 250 shares on the first day of each calendar month thereafter.

(11)
The option vested as to 2,158 shares on January 1, 2007 and as to an additional 2,158 shares on the first day of each calendar month thereafter.

(12)
The option vested as to 1,475 shares on January 1, 2007 and as to an additional 1,475 shares on the first day of each calendar month thereafter.

(13)
The option vested as to 18,684 shares on December 7, 2007 and as to an additional 1,557 shares on the first day of each calendar month thereafter.

(14)
The option vested as to 1,769 shares on January 1, 2007 and as to an additional 1,769 shares on the first day of each calendar month thereafter.

(15)
The option vested as to 388 shares on January 1, 2007 and as to an additional 388 shares on the first day of each calendar month thereafter.

(16)
The option vested as to 3,538 shares on July 1, 2007 and as to an additional 295 shares on the first day of each calendar month thereafter.

(17)
The option vested as to 29,442 shares on December 7, 2007 and as to an additional 2,454 shares on the first day of each calendar month thereafter.

Option Exercises and Stock Vested

        The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2007. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock at the time the options were exercised. The value realized on vesting of restricted stock awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Timothy G. Healy Chairman of the Board and Chief Executive Officer	30,448	1,150,227	—	—

David B. Brewster President	15,228	77,331	—	—

David M. Samuels Executive Vice President	—	—	1,000 41,291	38,130 2,036,573	(2)

Neal C. Isaacson Chief Financial Officer	36,332	1,631,553	1,000	38,130

Gregg Dixon Senior Vice President of Sales and Business Development	29,725	1,131,795	—	—

(1)
Amounts shown in this column do not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the named executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)
38,115 shares vested on November 6, 2007 and 3,176 shares vested on December 1, 2007. The value realized is calculated by multiplying the number of vested shares times the closing price of our common stock on The NASDAQ Global Market on the applicable vesting date.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

        We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

        We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that certain termination or change of control events occur. The tables assume that each event occurred on December 31, 2007, the last day of our fiscal year and reflects salaries and bonuses payable on that date. For purposes of the tables below, we have assumed a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

Termination of Employment and Change of Control Arrangements

  Timothy G. Healy, Chairman of the Board and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater

Base Salary	$541,667(1)	$0

Performance-based Target Bonus	$260,000(2)	$0

Acceleration of Vesting of Equity	N/A	100% of all unvested stock awards

Number of Stock Options and Value upon Termination(3)	N/A	218,367 shares $10,721,819

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A	10,000 shares $491,000

Post-Term Benefits	$ 18,528	N/A

Total:	$820,195	$11,212,819

(1)
Amount equals approximately 167% of annual base salary, as of December 31, 2007.

(2)
Amount equals 80% of annual base salary, as of December 31, 2007.

(3)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

        Pursuant to our amended and restated employment agreement with Mr. Healy in effect on December 31, 2007, if Mr. Healy's employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the amended and restated employment agreement with Mr. Healy in effect on December 31, 2007, if Mr. Healy's employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary over the course of approximately 20 months and his annual performance-based target bonus in effect on the date of termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Healy was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Healy under any insurance plans, we are required to pay Mr. Healy such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, pursuant to the such amended and restated employment agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Healy's unvested stock awards shall become immediately vested and exercisable.

        Under the amended and restated employment agreement, good reason means: (i) a substantial reduction in Mr. Healy's then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Healy's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the amended and restated employment agreement, without his consent. Under the amended and restated employment agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Healy's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Healy of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Healy's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Healy's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under the amended and restated employment agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

  David B. Brewster, President

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater

Base Salary	$500,000(1)	$0

Performance-based Target Bonus	$210,000(2)	$0

Acceleration of Vesting of Equity	N/A	100% of all unvested stock awards

Number of Stock Options and Value upon Termination(3)	N/A	229,586 shares $11,272,672

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A	8,000 shares $392,800

Post-Term Benefits	$ 21,842	N/A

Total:	$731,842	$11,665,472

(1)
Amount equals approximately 167% of annual base salary, as of December 31, 2007.

(2)
Amount equals 70% of annual base salary, as of December 31, 2007.

(3)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

        Pursuant to our amended and restated employment agreement with Mr. Brewster in effect on December 31, 2007, if Mr. Brewster's employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the amended and restated employment agreement with Mr. Brewster in effect on December 31, 2007, if Mr. Brewster's employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary over the course of approximately 20 months and his annual performance-based target bonus in effect on the date of termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brewster was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brewster under any insurance plans, we are required to pay Mr. Brewster such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. Pursuant to such amended and restated employment agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Brewster's unvested stock awards shall become immediately vested and exercisable.

        Under the amended and restated employment agreement good reason means: (i) a substantial reduction in Mr. Brewster's then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Brewster's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the amended and restated employment agreement, without his consent. Under the amended and restated employment agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Brewster's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Brewster of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Brewster's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Brewster's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under the amended and restated employment agreement, as amended, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

  David M. Samuels, Executive Vice President

	Termination	Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$250,000(1)	$0	$250,000(1)

Performance-based Target Bonus	$125,000(2)	$0	$125,000(2)

Acceleration of Vesting of Equity	N/A	Immediate vesting of stock awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all stock awards

Number of Stock Options and Value upon Termination(3)	N/A	5,441 shares $267,153	26,650 shares $1,308,515

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A	20,557 shares $1,009,349	117,169 shares $5,752,998

Post-Term Benefits	$ 13,105	N/A	$13,105

Total:	$388,105	$1,276,502	$7,449,618

(1)
Amount equals 100% of annual base salary, as of December 31, 2007.

(2)
Amount equals 50% of annual base salary, as of December 31, 2007.

(3)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

        Pursuant to our severance agreement, as amended, with Mr. Samuels in effect on December 31, 2007, if Mr. Samuels' employment is terminated by us without cause or by Mr. Samuels for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Samuels was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Samuels under any insurance plans, we are required to pay Mr. Samuels such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Samuels' employment is terminated by us without cause or by Mr. Samuels for good reason following a change of control, the number of stock awards equal to 100% of the total stock awards granted to Mr. Samuels shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Samuels' unvested stock awards shall be accelerated by six months, subject to the further acceleration provisions of his severance agreement, as amended.

  Neal C. Isaacson, Chief Financial Officer

	Termination	Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$250,000(1)	$0	$250,000(1)

Performance-based Target Bonus	$125,000(2)	$0	$125,000(2)

Acceleration of Vesting of Equity	N/A	Immediate vesting of stock awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all stock awards

Number of Stock Options and Value upon Termination(3)	N/A	34,141 shares $1,676,323	140,717 shares $6,909,205

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A	1,500 shares $73,650	6,000 shares $294,600

Post-Term Benefits	$ 11,051	N/A	$11,051

Total:	$386,051	$1,749,973	$7,589,856

(1)
Amount equals 100% of annual base salary, as of December 31, 2007.

(2)
Amount equals 50% of annual base salary, as of December 31, 2007.

(3)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

        Pursuant to our severance agreement, as amended, with Mr. Isaacson in effect on December 31, 2007, if Mr. Isaacson's employment is terminated by us without cause or by Mr. Isaacson for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Isaacson was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Isaacson under any insurance plans, we are required to pay Mr. Isaacson such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Isaacson's employment is terminated by us without cause or by Mr. Isaacson for good reason following a change of control, the number of stock awards equal to 100% of the total stock awards granted to Mr. Isaacson shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Isaacson's unvested stock awards shall be accelerated by six months, subject to the further acceleration provisions of his severance agreement, as amended.

  Gregg Dixon, Senior Vice President of Sales and Business Development

	Termination	Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason	Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$175,000(1)	$0	$175,000(1)

Performance-based Target Bonus	$200,000	$0	$200,000

Acceleration of Vesting of Equity	N/A	Immediate vesting of stock awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all stock awards

Number of Stock Options and Value upon Termination(2)	N/A	62,888 shares $3,087,801	128,685 shares $6,318,434

Number of Shares of Vested Stock Received and Value upon Termination(2)	N/A	1,500 shares $73,650	6,000 shares $294,600

Post-Term Benefits	$ 13,006	N/A	$13,006

Total:	$388,006	$3,161,451	$7,001,040

(1)
Amount equals 100% of annual base salary, as of December 31, 2007.

(2)
Assumes a price per share of our common stock of $49.10, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2007.

        Pursuant to our severance agreement, as amended, with Mr. Dixon in effect on December 31, 2007, if Mr. Dixon's employment is terminated by us without cause or by Mr. Dixon for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Dixon was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Dixon under any insurance plans, we are required to pay Mr. Dixon such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Dixon's unvested stock awards shall be accelerated by six months, subject to the further acceleration provisions of his severance agreement, as amended. If Mr. Dixon's employment is terminated by us without cause or by Mr. Dixon for good reason following a change of control, the number of stock awards equal to 100% of the unvested stock awards granted to Mr. Dixon shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Dixon's unvested stock awards shall be accelerated by six months, subject to the further acceleration provisions of his severance agreement, as amended.

        Under our severance agreements, as amended, with Messrs. Samuels, Isaacson and Dixon, good reason includes (i) a substantial reduction in the employee's then current base salary, without the employee's consent; or (ii) material and continuing diminution of the employee's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the severance agreement, as amended, without the employee's consent. Under the severance agreements, cause includes: (i) willful failure to perform, or gross negligence in the performance of, the employee's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by the employee of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) the employee's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) the employee's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under our severance agreements, as amended, with Messrs. Samuels, Isaacson and Dixon, change of control includes (i) the sale of all or substantially all of our assets or our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Director Compensation

        The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2007 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)

Richard Dieter(2)	35,875	223,000	(3)	—	258,875

TJ Glauthier(4)	39,625	141,453	(5)	—	181,078

Adam Grosser	—	—		—	—

William Lese	—	—		—	—

(1)
See Notes 1 and 11 to our audited consolidated financial statements included in our 2007 Form 10-K for details as to the assumptions used to determine the fair value of the option awards. See also our discussion in our 2007 Form 10-K of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Use of Estimates—Stock-Based Compensation."

(2)
On April 25, 2007, Mr. Dieter was granted options to purchase 14,155 shares of our common stock, the grant date fair value of which was $223,000, calculated in accordance with SFAS 123(R). As of December 31, 2007, the last day of our fiscal year, Mr. Dieter held options to purchase 14,155 shares of common stock, all of which were vested.

(3)
Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant to Mr. Dieter of 14,155 shares of common stock on April 25, 2007, calculated in accordance with APB Opinion No. 25.

(4)
On April 11, 2007, Mr. Glauthier was granted options to purchase 8,493 shares of our common stock, the grant date fair value of which was $140,699, calculated in accordance with SFAS 123(R). As of December 31, 2007, the last day of our fiscal year, Mr. Glauthier held options to purchase 8,493 shares of common stock, all of which were vested.

(5)
Consists of $754 and $140,699, representing the compensation expense incurred by us in fiscal year 2007 in connection with grants to Mr. Glauthier of 19,816 shares of common stock on May 26, 2005 and 8,493 shares of common stock on April 11, 2007, calculated in accordance with APB Opinion No. 25.

        The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.

        We have reimbursed and will continue to reimburse our non-employee directors who are affiliated with our principal stockholders for their reasonable expenses incurred in attending meetings of our board of directors and committees the board of directors.

        In April 2007, our board of directors approved our Director Compensation Policy. Pursuant to this policy, each non-employee director who is not affiliated with our principal stockholders receives a fully vested option to purchase 14,155 shares of our common stock upon his or her initial appointment to our board of directors. Each such stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director's death or disability. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.

        Under this policy, each non-employee director who is not associated with our principal stockholders will be compensated on an annual basis for providing services to us and will receive each year he or she is in office:

  •
  a fully vested option to purchase 5,662 shares of our common stock. Each such stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director's death or disability. The exercise price of these options will be equal to the fair market value of our common stock on the date of grant;

  •
  a $25,000 annual cash retainer paid in quarterly installments; and

  •
  a fee of $1,000 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone or by other means of communication.

        In addition, the chairman and members of our audit, compensation and nominating and governance committees who are not employees and not associated with our principal stockholders will receive annual fees payable in quarterly installments as follows:

  Audit committee: Chairman—$15,000        Other Members—$7,500

  Compensation committee: Chairman—$10,000        Other Members—$5,000

  Nominating and governance committee: Chairman—$5,000        Other members—$2,500.

        Prior to the adoption of our Director Compensation Policy, in connection with TJ Glauthier joining our board of directors, the vesting of options to acquire 10,321 shares held by Mr. Glauthier was accelerated on April 11, 2007, so that all of these options were fully exercisable as of such date. In addition, on April 11, 2007, we granted Mr. Glauthier fully vested options to purchase 8,493 shares of our common stock at an exercise price equal to the fair value of our common stock at the date of the transaction.

        In June 2007, we requested that DolmatConnell conduct an updated analysis of current director compensation. This study was initiated in order for the compensation committee to better understand where our director compensation packages stood relative to other similarly situated directors at public companies within a peer group of software and services companies and power generation companies created by DolmatConnell. DolmatConnell used its compensation database and created a comprehensive report, which it presented to the compensation committee. At a meeting held in October 2007, the compensation committee of our board of directors, based on DolmatConnell's report, recommended to the board of directors, and the board of directors approved, increases to the compensation of the board of directors and committee members, effective as of December 2007, as set forth below.

        The annual cash retainer for members of our board of directors was increased from $25,000 to $30,000. Annual fees for the chairman and members of our audit committee were increased from $15,000 and $7,500 to $20,000 and $10,000, respectively. Annual fees for the chairman and members of our compensation committee were increased from $10,000 and $5,000 to $15,000 and $7,500, respectively. Annual fees for the chairman and members of our nominating and governance committee were increased from $5,000 and $2,500 to $10,000 and $5,000, respectively. No changes were made to the in-person meeting fee of the members of our board of directors or to the equity compensation of our board of directors or committee members.

COMPENSATION COMMITTEE REPORT

        No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that EnerNOC specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

                  Members of the EnerNOC, Inc. Compensation Committee
                  TJ Glauthier (Chair)
                  Adam Grosser
                  William D. Lese

REPORT OF AUDIT COMMITTEE

        No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that EnerNOC specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, Inc., has furnished the following report:

        The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in a charter adopted by the board of directors, which is available on our website at www.enernoc.com. The audit committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2007, the audit committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and Ernst & Young LLP;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the audit committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

                      Members of the EnerNOC, Inc. Audit Committee
                      Richard Dieter (Chair)
                      TJ Glauthier
                      William D. Lese

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

        The audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2008. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2007. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2007, and December 31, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006
Audit fees:(1)	$1,672,000	$442,000
Audit-related fees:(2)	$8,000	—
Tax fees:(3)	$58,000	$21,000
All other fees:(4)	$5,000	—

Total	$1,743,000	$463,000

    (1)
    Audit fees represent fees and expenses for professional services provided in connection with the audits of our consolidated financial statements, the review of our quarterly financial statements and the preparation of other SEC filings, including our registration statements related to our IPO and follow-on public offering.

    (2)
    Audit-related fees represent professional services rendered in connection with acquisitions.

    (3)
    Tax fees consist primarily of assistance in the preparation of federal and state income tax filings and consultation on sales and use tax matters.

    (4)
    All other fees relate to accessing Ernst & Young LLP's accounting research and financial reporting disclosure software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

        Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. If our stockholders ratify the selection of Ernst & Young LLP, the audit committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2008, if it concludes that such a change would be in the best interests of EnerNOC and our stockholders.

        The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Sale of Series C Convertible Preferred Stock

        On January 5, 2007, we issued and sold 164,616 shares of Series C Convertible Preferred Stock to funds affiliated with Foundation Capital Management Co. IV, LLC, one of our five percent stockholders. These shares of convertible preferred stock were converted into shares of our common stock in connection with our IPO.

Registration Rights

        On November 1, 2007, we, the holders of substantially all of our shares of common stock issued upon conversion of our preferred stock in connection with our IPO, and our founders entered into the fifth amended and restated investors' rights agreement. Pursuant to the agreement, beginning on May 18, 2008, the holders of 20% of our convertible preferred stock have the right to demand of us, subject to certain terms and conditions, that we register under the Securities Act the shares of common stock issued or issuable upon the conversion of their shares of convertible preferred stock if the anticipated gross receipts from the sales of such shares of common stock are at least $2 million. In addition, if we propose to register any of our capital stock under the Securities Act (except on Forms S-4 or S-8), the holders of all shares of common stock issued upon the conversion of each series of our convertible preferred stock in connection with our IPO will be entitled to customary "piggyback" registration rights. We have agreed to indemnify the parties to the agreement for liabilities related to the sale of securities pursuant to any registration statement that we file and any related prospectus.

Indemnification Arrangements

        Under our certificate of incorporation, we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We entered into indemnification agreements with each of our directors and executive officers in connection with our IPO. These agreements, among other things, provide for us to indemnify our directors and officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or officer, any of our subsidiaries from time to time or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Arrangement

        On April 25, 2007, Herbert Healy accepted an offer to join us as a Senior Director, Corporate Development, beginning May 1, 2007 or as soon as practicable thereafter. In connection with his acceptance of our offer letter, Mr. Healy received options to acquire 21,233 shares of our common stock at an exercise price of $16.60 on April 25, 2007, which was the fair value of our common stock at the date of the grant, and a signing bonus of $3,000. Pursuant to his offer letter, Mr. Healy receives a monthly salary of $11,000 and is eligible to receive bonuses consisting of grants of additional options to purchase shares of our common stock and cash. Mr. Healy is entitled to participate in all employee benefit plans generally available to employees, including medical, dental and life insurance plans and a 401(k) savings plan. For the first 12 months of his employment, Mr. Healy is eligible to receive an advance of $3,000 per month toward future bonus payments. These payments will be deducted from any future bonus payments earned, but will not be recoverable by us should Mr. Healy's employment be terminated. In August 2007, Mr. Healy became our Senior Director of Regulatory Affairs—New England. During 2007, we paid Mr. Healy an aggregate cash bonus equal to $21,000. Additionally, Mr. Healy received $250 per week for consulting services provided to us from April 25, 2007 until the date he began his employment with us. Mr. Healy is the father of Timothy Healy, our Chief Executive Officer and Chairman of our board of directors.

Policy for Approval of Related Person Transactions

        We became a public company upon our IPO in May 2007, at which time we adopted an audit committee charter. Pursuant to that charter, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. Prior to the adoption of our audit committee charter, our audit committee was not responsible for, and did not review or approve related person transactions.

        Since our IPO, in reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

        The audit committee or its chairman, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

OTHER MATTERS

        Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

        To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2009, stockholder proposals must be received no later than December 9, 2008. To be considered for presentation at the 2009 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no earlier than January 23, 2009 and no later than February 22, 2009; provided, however, that in the event that the date of the 2009 annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

        Proposals that are not received in a timely manner will not be voted on at the 2009 annual meeting of stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

        In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

        If you do not wish to participate in "householding" and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another EnerNOC stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

  •
  If your EnerNOC shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, NY 10038.

  •
  If a broker or other nominee holds your EnerNOC shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Boston, Massachusetts
April 8, 2008

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.enernoc.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Secretary, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

Appendix A

ANNUAL MEETING OF STOCKHOLDERS OF

EnerNOC, Inc.

May 9, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

â Please detach along perforated line and mail in the envelope provided.â

20230000000000001000  9                                                                                                    050908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF A DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect one member to the board of directors to serve for a three-year term as a Class I Director, such director to serve for such term and until his succesor has been duly elected and qualified, or until his earlier death, resignation or removal.  The Board recommends a vote FOR the nominee.

		2. To ratify the selection of the firm of Ernst & Young	FOR ☐	AGAINST ☐	ABSTAIN ☐
LLP as independent registered public accounting firm for
the fiscal year ending December 31, 2008. The Board
recommends a vote FOR this proposal number 2.

☐ FOR THE NOMINEE	NOMINEE:	3. To transact such other business as may properly come before the annual meeting and any adjournment or postponements thereof.
☐ WITHHOLD AUTHORITY	Adam Grosser
FOR THE NOMINEE
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting. ☐

To change the address on your account, please check the box  at right and indicate your new address in the address space  above. Please note that changes to the registered name(s) on  the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

EnerNOC, Inc.

May 9, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-
776-9437) in the United States or 1-718-921-8500 from
foreign countries and follow the instructions. Have your		COMPANY NUMBER
proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and		ACCOUNT NUMBER
follow the on-screen instructions. Have your proxy card
available when you access the web page.
-OR-
IN PERSON - You may vote your shares in person by
attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or
www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.â

20230000000000001000 9		050908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF A DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect one member to the board of directors to serve for a three-year term as a Class I
Director, such director to serve for such term and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.
The Board recommends a vote FOR the nominee.			FOR	AGAINST	ABSTAIN
	NOMINEE:	2. To ratify the selection of the firm of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
☐ FOR THE NOMINEE	Adam Grosser	The Board recommends a vote FOR this proposal number 2.

☐ WITHOLD AUTHORITY FROM THE NOMINEE		3. To transact such other business as may properly come before the annual meeting and any adjournment or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

		I/We will attend the annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the		☐
account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:          Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENERNOC, INC.

Proxy for Annual Meeting of Stockholders

May 9, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy G. Healy and David M. Samuels together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EnerNOC, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EnerNOC, Inc. to be held on Friday, May 9, 2008, at 4:00 p.m., local time, at Metro Meeting Centers - Boston, located at 101 Federal Street, 4th Floor, Boston, Massachusetts 02110 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2008, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

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